Exhibit 10.2

NOTICE OF NON-PLAN EMPLOYEE INDUCEMENT

RESTRICTED STOCK UNIT GRANT

Revelation Biosciences, Inc., a Delaware corporation (the “Company”), hereby grants to the new employee of the Company named below (the “Participant”) the number of Restricted Stock Units (as defined below) as set forth below. The award of Restricted Stock Units is intended to constitute an employment inducement award under Nasdaq Stock Market Rule 5635(c)(4), and consequently is intended to be exempt from the Nasdaq Stock Market Listing Rules regarding stockholder approval of equity compensation arrangements. While the award of Restricted Stock Units is not granted under the Revelation Biosciences, Inc. 2021 Equity Incentive Plan (as may be amended from time to time, the “Plan”), the Restricted Stock Units shall be subject to all of the terms and conditions set forth in this Notice of Non-Plan Restricted Stock Unit Inducement Grant (this “Grant Notice”), in the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. The term “Restricted Stock Units” as used in this Grant Notice and the Award Agreement shall have the same meaning as in the Plan. In addition, capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Agreement and the terms and conditions of the Restricted Stock Units shall be interpreted in accordance and consistent with the inducement grant exemption set forth in Nasdaq Stock Market Rule 5635(c)(4). This Restricted Stock Units grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Participant: Kyle Chaykowski

Grant Date: January 8, 2026

Total Number of

Restricted Stock Units: 90,000 shares of Common Stock, subject to adjustment as provided in the Plan.

Vesting Schedule: Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock Units will vest in eight (8) as nearly equal as possible quarterly installments commencing on March 15, 2026 (as the first vesting date) over the next two years; provided, however, that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable vesting date.

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The Participant must accept this Restricted Stock Unit grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Restricted Stock Unit grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, and the Plan. As an express condition to the grant of the Restricted Stock Units hereunder, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement, and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 7.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of this Restricted Stock Units award and supersede all prior agreements, arrangements, plans, and understandings.

This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

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REVELATION BIOSCIENCES, INC. Participant

________________________________ ________________________________
By: Name:
Title:

NON-PLAN EMPLOYEE INDUCEMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Notice of Non-Plan Employee Inducement Restricted Stock Unit Grant (the “Grant Notice”) to which this Non-Plan Employee Inducement Restricted Stock Unit Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Revelation Biosciences, Inc. 2026 Equity Inducement Plan (as may be amended from time to time, the “Plan”), Revelation Biosciences, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1.
Award Not Granted Under the Plan But Incorporation of Plan; Definitions. While the award of the Restricted Stock Units is not granted under the Plan, the provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. While the award of the Restricted Stock Units is not granted under the Plan, the provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe this Agreement and to make any and all determinations thereunder, and its decision will be final, binding, and conclusive upon the Participant and the Participant’s legal representatives in respect of any questions arising under the Plan or this Agreement. Given the incorporation of the terms of the Plan into this Agreement, a copy of the Plan and Plan Prospectus has been delivered to the Participant together with this Agreement for information and reference to the Participant.
2.
Grant of Restricted Stock Units.
2.1.
Grant of Restricted Stock Units. The Company hereby grants to the Participant that number of Restricted Stock Units as set forth in the Grant Notice, subject to adjustment as provided in the Plan, and each of which, once vested pursuant to this Agreement, will be settled in one (1) share of Common Stock, subject to the terms, conditions and restrictions set forth herein and in the Plan. Reference in this Agreement to the Restricted Stock Units will be deemed to include the Dividend Equivalents with respect to such Restricted Stock Units as set forth in Section 4.2 of this Agreement.
2.2.
Employment Inducement Award. The award of Restricted Stock Units is intended to constitute an employment inducement award under Nasdaq Stock Market Rule 5635(c)(4), and consequently is intended to be exempt from the Nasdaq Stock Market Listing Rules regarding stockholder approval of equity compensation arrangements. This Agreement and the terms and conditions of the Restricted Stock Units shall be interpreted in accordance and consistent with such exemption.
3.
Vesting and Conditions to Issuance of Common Stock; Forfeiture.
3.1.
Service-Based Vesting Condition. Except as otherwise provided in this Section 3 or this Agreement or the Plan, the Restricted Stock Units will vest in the amount(s) and on the date(s) as indicated in the Vesting Schedule set forth in the Grant Notice (each a “Vesting Date”) and as set forth in this Agreement and in the Plan; provided, however, that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable Vesting Date.
3.2.
Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, upon a Change in Control, the Restricted Stock Units will be subject to Section 13 of the Plan; provided, however, that the Restricted Stock Units, effective immediately prior to such Change in Control but conditioned upon the completion of such Change in Control, will be fully vested.
3.3.
Effect of Termination of Employment or Other Service. Except as otherwise provided in Section 11.4 or 11.5 of the Plan or in an Individual Agreement between the Company or any Subsidiary and the Participant and except in the case of a termination by reason of the Participant’s death, by the Company without Cause or by the Participant for Good Reason, in the event the Participant’s employment or other service with the Company and all Subsidiaries is terminated for any other reason, including for Cause, Disability or Retirement of the Participant, all outstanding but unvested Restricted

Stock Units held by the Participant as of the effective date of such termination will be terminated and forfeited. In the event the Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Participant’s death, by the Company without Cause or by the Participant for Good Reason (as described below), the Restricted Stock Units will be fully vested. “Good Reason” means as defined in an Individual Agreement between the Participant and the Company but only if and to the extent such Good Reason constitutes “good reason” under Treas. Reg. Section 1.409A-1(n), or if there is no such Individual Agreement or if it does not define Good Reason, Good Reason means the assignment to the Participant of any duties materially inconsistent in any respect with the Participant’s position (including a material negative change regarding the Participant’s status, offices, titles or reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (but not occurring solely as a result of the Company’s ceasing to be a publicly traded entity) existing immediately prior to the date of the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; provided, however, “Good Reason” will not be deemed to exist unless (a) written notice of termination on account thereof is given by the Participant to the Company no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; (b) if there exists (without regard to this clause (b)) an event or condition that constitutes Good Reason, the Company will have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition will not constitute Good Reason hereunder and (c) if not cured, the Participant must resign from employment for a Good Reason event or condition within sixty (60) days following the last day of the Company’s cure period. Any good faith determination of “Good Reason” made by the Committee will be conclusive. The Participant’s mental or physical incapacity following the occurrence of an event described in above clauses will not affect the Participant’s ability to terminate employment for Good Reason.
3.4.
Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Restricted Stock Units are subject to the forfeiture provisions set forth in Section 11.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.
4.
Settlement; Issuance of Common Stock.
4.1.
Timing and Manner of Settlement. Immediately following vesting of Restricted Stock Units under Section 3, such vested Restricted Stock Units will be converted to shares of Common Stock which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its sole discretion) within seventy four (74) days following the Vesting Date (or accelerated vesting event), except to the extent that shares of Common Stock are withheld to pay tax withholding obligations pursuant to Section 6 of this Agreement or the Participant has properly elected to defer income that may be attributable to such Restricted Stock Units under a Company deferred compensation plan or arrangement. Payment of amounts under this Agreement (by issuance of shares of Common Stock or otherwise) is intended to comply with the requirements of an exception to Section 409A of the Code and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the distribution of any payment under this Agreement to the extent allowed under Section 409A of the Code.
4.2.
Dividend Equivalents. The Restricted Stock Units are being granted with an equal number of Dividend Equivalents. Such Dividend Equivalents entitle the Participant to be credited with any amount equal to all cash dividends paid on one share of Common Stock for each Restricted Stock Unit while the corresponding Restricted Stock Unit is outstanding. Dividend Equivalents will be converted into additional Restricted Stock Units and will be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. The number of additional Restricted Stock Units to be received as Dividend Equivalents will be determined by dividing the cash dividend per share by the Fair Market Value of one share of Common Stock on the dividend payment date. Dividend Equivalents as to the Restricted Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units as to which the Dividend Equivalents relate.

5.
Rights of Participant.
5.1.
Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company or any Subsidiary.
5.2.
Rights as a Stockholder. The Participant will have no rights as, or privileges of, a stockholder of the Company, with respect to shares of Common Stock covered by the Restricted Stock Units unless and until the Participant becomes the holder of record of such shares of Common Stock issued in settlement of the Restricted Stock Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
5.3.
Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the Restricted Stock Units prior to the vesting, issuance or settlement of the Restricted Stock Units will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Stock Units other than in accordance with this Agreement and the Plan will be null and void and the Restricted Stock Units for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.
6.
Tax Matters.
6.1.
Responsibility for Tax Obligations and Reporting; No Tax Advice. The Participant acknowledges and agrees that, regardless of any required tax withholding effected by the Company in connection with the vesting and settlement of the Restricted Stock Units pursuant to Section 6.2 below, the Participant is solely responsible for satisfying all federal, state, and local tax obligations and reporting arising from the Restricted Stock Units. In the event required tax withholding is effected by the Company in connection with the vesting and settlement of the Restricted Stock Units pursuant to Section 6.2 below, the Participant acknowledges that regardless of the withholding method used, the Participant remains solely responsible for satisfying the Participant’s actual tax liability with respect to the issuance of the shares of Common Stock upon vesting and settlement of the Restricted Stock Units, which may exceed the amounts withheld by the Company; and in such case, the Participant agrees to pay to the Company or the relevant taxing authorities, promptly on demand, any amount necessary to satisfy any additional tax withholding obligations. In the event tax withholding is not required to be effected by the Company in connection with the vesting and settlement of the Restricted Stock Units pursuant to Section 6.2 below, the Participant agrees to make appropriate estimated tax payments or other lawful arrangements to satisfy all tax obligations in connection with the vesting and settlement of the Restricted Stock Units. The Company makes no representations regarding the tax consequences of the grant, vesting or settlement of the Restricted Stock Units or the election or non-election of a sell-to-cover arrangement, as described in Section 6.3(a) below. The Participant is advised to consult with the Participant’s own tax advisors regarding the Participant’s specific tax situation.
6.2.
Required Tax Withholding Obligations. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Restricted Stock Units, including the grant, vesting or settlement of, or payment of Dividend Equivalents with respect to, the Restricted Stock Units, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Restricted Stock Units. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Restricted Stock Units by withholding shares of Common Stock issuable upon settlement of the Restricted Stock Units or selling some of the shares of Common Stock issuable upon settlement of the Restricted Stock Units into the open market. When withholding shares of Common Stock for taxes is effected under this Agreement and the Plan, the Company will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.
6.3.
Methods of Satisfying Tax Withholding Obligations; Sell-to-Cover Election for Estimated Tax Obligations. The Company may offer the Participant and the Participant may elect (or the Company may unilaterally determine) to satisfy required tax withholding obligations arising solely from the vesting and settlement of Restricted Stock Units through one of the following methods and, in the case of a Participant not subject to required tax withholding obligations, the Company may offer the Participant and the Participant may elect to satisfy anticipated and estimated tax obligations arising solely from the vesting and settlement of Restricted Stock Units through a sell-to-cover election as provided in Section 6.3(a) below:
6.3.1.
Sell-to-Cover Election. The Company may offer the Participant the option to satisfy tax withholding or tax obligations arising solely from the vesting and settlement of Restricted Stock Units through a sell-to-cover arrangement. If the Company makes this option available and the Participant elects to participate, the following terms shall apply:
6.3.1.1.
The Company shall arrange with its designated broker for the sale on the open market of such number of shares of Common Stock issuable upon vesting and settlement of the Restricted Stock Units as is calculated in good faith by the Company to satisfy the Participant’s expected effective tax withholding or tax obligation with respect to each vesting and settlement event, consistent with applicable tax law and accounting rules;
6.3.1.2.
The Participant may designate a tax withholding or tax obligation rate that arises solely with respect to the vesting and settlement of the Restricted Stock Units, up to the aggregate maximum applicable federal, state, and local tax rates applicable to the Participant, provided such designation is made in good faith;
6.3.1.3.
The proceeds from such sales of Common Stock shall be applied to satisfy the Participant’s applicable tax withholding and/or tax obligations solely in connection with the vesting and settlement of the Restricted Stock Units, and any excess net proceeds shall be remitted to the Participant;
6.3.1.4.
Any shares of Common Stock remaining after the sell-to-cover transaction shall be transferred to the Participant’s brokerage account; and
6.3.1.5.
The Participant shall have no control or influence over the timing, pricing, or execution of sales under this provision, which shall be executed solely by the Company’s designated broker in accordance with ordinary principles of best execution.
6.3.2.
Net Share Withholding. The Company shall withhold from the shares of Common Stock that would otherwise be delivered to the Participant upon the vesting and settlement of the Restricted Stock Units such number of shares of Common Stock having an aggregate Fair Market Value equal to the required tax withholding amount as of the Tax Date, and deliver the net shares to the Participant; or
6.3.3.
Cash Payment. The Participant may deliver to the Company cash or a check in an amount equal to the required tax withholding, or the Company may withhold such amount from other compensation payable to the Participant.
6.4.
Default Method for Tax Withholding Obligations. If the Participant is subject to required tax withholding obligations in connection with the vesting and settlement of the Restricted Stock Units and does not make an election pursuant to Section 6.3 above at least seven (7) days prior to the vesting date(s) of the Restricted Stock Units, the Company shall utilize sell-to-cover method set forth in Section 6.3(a) above as the default method for satisfying the Participant’s required tax withholding obligations arising solely in connection with the vesting and settlement of the Restricted Stock Units.
6.5.
Withholding Rate. Tax withholding shall be calculated based on the applicable statutory withholding rates for supplemental wages under federal, state, and local law, unless the Participant elects in writing to have withholding calculated at a higher rate not to exceed the Participant’s maximum applicable marginal tax rate. Any such election must be made in good faith and must be consistent with the Participant’s expected effective tax liability with respect to the vesting and settlement of the Restricted Stock Units.
6.6.
Broker Authorization for Sell-to-Cover Transactions. If the Participant elects the sell-to-cover method or, in the case of the Participant being subject to required tax withholding obligations in connection with the Restricted Stock

Units, the Company unilaterally determines to use the sell-to-cover method, the Participant hereby authorizes and directs the Company and its designated broker to sell on the open market, at the then-prevailing market price, such number of shares of Common Stock issuable upon vesting and settlement of the Restricted Stock Units as is necessary to satisfy the tax withholding or other tax obligations arising solely as a result of the vesting and settlement of the Restricted Stock Units as calculated by the Company. The Participant acknowledges that the Company’s designated broker will execute such sales without further instruction from or control by the Participant, and that the Participant will have no influence over the timing or pricing of such sales (subject to ordinary principles of best execution). The Participant hereby appoints Chester S. Zygmont, III or the Company’s then Chief Financial Officer, as the Participant’s attorney-in-fact to execute any instruments, stock powers, or other instruments requested by the transfer agent or the broker to effect the foregoing.
6.7.
Rule 10b5-1 Plan; Certifications. The sell-to-cover provision of this Agreement, if elected by the Participant, is intended to constitute an eligible sell-to-cover transaction under Rule 10b5-1(c)(1)(ii)(D)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By participating in the sell-to-cover program, the Participant represents and certifies that: (i) as of the date of such election, the Participant is not aware of any material nonpublic information concerning the Company or its securities; (ii) the Participant is making this election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5; and (iii) the Participant acknowledges that the Participant will not exercise any subsequent influence or control over sales executed pursuant to this provision.
6.8.
Section 16 Reporting. If the Participant is subject to Section 16 of the Exchange Act, the Participant acknowledges that sales of Common Stock pursuant to the sell-to-cover provision must be reported on a Form 4 within two (2) business days after the sale transaction and that the Participant must indicate that such transactions were made pursuant to a Rule 10b5-1 plan. The Participant agrees to cooperate with the Company to ensure compliance with all Section 16 reporting requirements.
7.
Miscellaneous.
7.1.
Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.
7.2.
Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.
7.3.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, successors, and assigns.
7.4.
Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, at its principal executive office, c/o the Chief Financial Officer, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.
7.5.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock Units by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

7.6.
Other Laws. The Company will have the right to refuse to issue to the Participant or transfer any shares of Common Stock subject to the Restricted Stock Units if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.
7.7.
Investment Representation. The Participant hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting and settlement of the Restricted Stock Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of the issuance of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Participant of any shares of Common Stock subject to the Restricted Stock Units, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.
7.8.
Non-Negotiable Terms. The terms of this Agreement and the Restricted Stock Units are not negotiable, but the Participant may refuse to accept the Restricted Stock Units by notifying the Company’s Chief Financial Officer in writing within thirty (30) days after the Grant Date set forth in the Grant Notice.
7.9.
Acknowledgement by the Participant. In accepting the Restricted Stock Units, the Participant hereby acknowledges that:
7.9.1.
The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, unless otherwise provided in the Plan.
7.9.2.
The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.
7.9.3.
All decisions with respect to future Restricted Stock Units award grants, if any, will be at the sole discretion of the Company.
7.9.4.
The Participant is voluntarily participating in the Plan.
7.9.5.
The award of Restricted Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Participant’s employment contract, if any.
7.9.6.
The award of Restricted Stock Units is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary.
7.9.7.
The award of Restricted Stock Units or this Agreement will not be interpreted to form an employment contract with the Company or any Subsidiary.
7.9.8.
The future value of the shares of Common Stock subject to the Restricted Stock Units is unknown and cannot be predicted with certainty and if the Restricted Stock Units vest and the shares of Common Stock become issuable in accordance with the terms of this Agreement, the value of those shares of Common Stock may increase or decrease.

7.9.9.
In consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or shares of Common Stock acquired upon vesting and settlement of the Restricted Stock Units resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Stock Units, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.
7.9.10.
In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date of termination of the Participant’s active employment as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Subsidiary or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment for purposes of the Restricted Stock Units.
7.9.11.
Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Stock Units, acquisition of shares of Common Stock upon vesting and settlement of the Restricted Stock Units or any sale of such shares.
7.9.12.
The Participant has been advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
7.9.13.
The Participant hereby agrees to accept electronic delivery of copies of any future amendments or supplements to the Prospectus or any future Prospectuses relating the Plan and copies of all reports, proxy statements and other communications distributed to the Company’s security holders generally by email directed to the Participant’s Company email address.

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